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         Exhibit (11)  - Statement Re: Computation of Earnings per Unit

                                                               For The Year Ended June 30,
                                                   ------------------------------------------------
                                                       1996             1995             1994
                                                   ------------     ------------     -------------

Average units outstanding (1)                         5,766,897        6,399,722         6,399,722

Net effect of dilutive stock options based
 on the treasury stock method using average
 market price                                           183,782                0                 0
                                                   -----------------------------------------------

Average units and equivalent units outstanding        5,950,679        6,399,722         6,399,722
                                                   ===============================================

Income from continuing operations:
  Income before interests of General Partners      $ 15,786,816     $  5,517,331      $  7,336,593

Applicable to interests of:
  General Partners of subsidiary partnerships           193,665           67,187           140,641
  1% General Partnership interest of BCLP               155,932           54,498            71,960
                                                   -----------------------------------------------
                                                        349,597          121,685           212,601
                                                   -----------------------------------------------
  Applicable to interests of Limited Partners        15,437,219     $  5,395,646         7,123,992
                                                   ===============================================

Per Limited Partnership Unit                       $       2.59     $       0.84      $       1.11
                                                   ===============================================

Net Income (Loss)
  Net Income (Loss) before interests of General
   Partners                                          54,200,529       16,156,006        23,766,233

Applicable to interests of:
  General Partners of subsidiary partnerships           756,574          453,796           406,748

  1% General Partnership interest of BCLP               534,440          157,019           233,595
                                                   -----------------------------------------------
                                                      1,291,014          610,815           640,343
                                                   -----------------------------------------------

Applicable to interests of Limited Partners        $ 52,909,515     $ 15,545,191      $ 23,125,890
                                                   ===============================================

Per Limited Partnership Unit                       $       8.89     $       2.43      $       3.61
                                                   ===============================================







<F1>  (1)                                         Computation of Average Units Outstanding
                                                        For The Year Ended June 30,
                                                  ----------------------------------------
                                                    1996           1995           1994
                                                  ---------      ---------      ---------

Days in year                                            366            365            365
Computation of average units outstanding:
Units outstanding July 1 - August 29              6,399,722      6,399,722      6,399,722
Units outstanding August 30 - June 28             5,641,278      6,399,722      6,399,722
Units outstanding June 29 - June 30               5,876,174      6,399,722      6,399,722
                                                  ---------------------------------------

Average units outstanding                         5,766,897      6,399,722      6,399,722
                                                  =======================================








































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